Exhibit 99.1

Oncorus Reports Second Quarter 2022 Financial Results and Provides Business Updates

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Additional clinical data from ONCR-177 surface lesion monotherapy and combination expansion cohorts expected in second half of 2022
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Company remains on track to submit IND for ONCR-021 in mid-2023
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Ended quarter with $100.2 million in cash and cash equivalents to support next-generation viral immunotherapy pipeline

CAMBRIDGE, Mass., August 4, 2022 – Oncorus, Inc. (Nasdaq: ONCR), a viral immunotherapies company focused on driving innovation to transform outcomes for cancer patients, today reported financial results for the second quarter of 2022 and highlighted recent achievements and developments.

“In recent months, Oncorus has maintained momentum across our portfolio of next-generation viral immunotherapies with ongoing enrollment of patients in the ONCR-177 Phase 1 clinical trial and continued IND-enabling studies for ONCR-021, our lead self-amplifying vRNA/LNP program,” said Theodore (Ted) Ashburn, M.D., Ph.D., President and Chief Executive Officer of Oncorus. “We are preparing for the next phase of our growth as our pipeline matures and as we operationalize our GMP-compliant manufacturing facility by the end of this year. In our ongoing Phase 1 clinical trial of ONCR-177, we remain on track to report initial data from 15 to 20 patients from our expansion cohort in combination with Merck’s KEYTRUDA, along with additional surface lesion monotherapy data by the end of 2022.”

Second Quarter 2022 and Recent Business Highlights

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On track to report combination data and additional monotherapy data for ONCR-177 in the second half of 2022. Oncorus has completed enrollment in the dose expansion portion of its Phase 1 open-label, multi-center clinical trial in patients with advanced and/or refractory cutaneous, subcutaneous or metastatic nodal solid tumors or with liver metastases of solid tumors. The company continues to enroll patients in the combination cohort with initial surface lesion combination expansion data for ONCR-177 administered with Merck’s KEYTRUDA and additional surface lesion monotherapy expansion data expected in the second half of 2022.

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Presented preclinical data for ONCR-021 and ONCR-788 supporting the company’s self-amplifying viral RNA (vRNA)/lipid nanoparticle (LNP) immunotherapy platform at the American Association for Cancer Research (AACR) Annual Meeting 2022. In April 2022, Oncorus presented preclinical data for both ONCR-021 and ONCR-788 in two e-posters at the AACR Annual Meeting demonstrating robust preclinical anti-tumor efficacy in multiple tumor models while avoiding the challenges seen in previous studies that incorporate IV administration of RNA-based oncology therapeutics. Oncorus plans to submit an investigational new drug (IND) application for ONCR-021 with the U.S. Food and Drug Administration in mid-2023 and a subsequent IND submission for ONCR-788.

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Announced debt capital facility with K2 HealthVentures (K2HV) with $20 million funded at closing and planned relocation to Andover, Massachusetts facility: In April 2022, Oncorus entered into a loan and security agreement with K2HV, a healthcare-focused specialty finance company, which provides Oncorus with up to $45 million available in multiple tranches upon the achievement of certain time-based, clinical and regulatory milestones. Oncorus also announced plans to relocate all operations to its facility in Andover, Massachusetts in the fourth quarter of 2022 to increase operational efficiency, allowing research, process development and Good Manufacturing Practice (GMP)-compliant manufacturing to occur all in one facility.

Second Quarter 2022 Financial Results

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Cash and cash equivalents and investments totaled $100.2 million as of June 30, 2022 compared to $98.7 million as of March 31, 2022.

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Research and development expenses for the quarter ended June 30, 2022 were $12.5 million compared to $10.7 million for the corresponding quarter in 2021. The increase was primarily attributable to increased headcount, which drove higher employee compensation and stock-based compensation, increased development costs related to the company’s nominated candidates, as well as increased rent expense related to the company’s manufacturing facility.

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General and administrative expenses for the quarter ended June 30, 2022 were $6.2 million compared to $4.9 million for the corresponding quarter in 2021. The increase was primarily attributable to increased headcount, which drove higher employee compensation and stock-based compensation, as well as increased rent expense related to the company’s manufacturing facility.

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Net loss for the quarter ended June 30, 2022 was $19.1 million, or $0.74 per share, as compared to a net loss of $15.5 million, or $0.60 per share for the corresponding quarter in 2021.

Financial Guidance

Oncorus expects its cash, cash equivalents and investments to fund its capital expenditures and operating expenses into early 2024.

About Oncorus

At Oncorus, we are focused on driving innovation to deliver next-generation viral immunotherapies to transform outcomes for cancer patients. We are advancing a portfolio of intratumorally (iTu) and intravenously (IV) administered viral immunotherapies for multiple indications with significant unmet need based on our Herpes Simplex Virus (HSV) and self-amplifying viral RNA Immunotherapy Platforms.

Designed to deliver next-generation viral immunotherapy impact, our HSV Platform improves upon key characteristics of this therapeutic class to enhance systemic activity. Our lead HSV program, ONCR-177, is designed to be directly administered into a tumor, resulting in high local concentrations of the therapeutic agent and its five encoded transgenes, as well as low systemic exposure to the therapy, which could limit systemic toxicities. Our pioneering self-amplifying vRNA Immunotherapy Platform, highlighted by our product candidates ONCR-021 and ONCR-788, involves a highly innovative, novel combination of RNA and oncolytic virus-based modalities designed to realize the potential of RNA medicines for cancer.

Please visit www.oncorus.com to learn more.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation implied and express statements regarding the clinical development of ONCR-177, including expectations regarding timing for reporting additional data from the monotherapy expansion and the combination expansion arms of the ongoing Phase 1 clinical trial, as well as the product candidate’s therapeutic potential and clinical benefits and the utility and potential of Oncorus’ HSV Platform; the preclinical and clinical development of ONCR-021 and ONCR-788, including expectations regarding timing for submitting an IND for ONCR-021, as well as the product candidates’ therapeutic potential and clinical benefits and the utility and potential of Oncorus’ self-amplifying vRNA Immunotherapy Platform; expectations regarding manufacturing capabilities including the buildout timeline of Oncorus’ clinical manufacturing facility and Oncorus’ planned relocation of its operations; and Oncorus’ belief that its current cash and investment resources will be sufficient to fund its operations and capital expenditure requirements into early 2024. The words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “expect,” “estimate,” “seek,” “predict,” “future,” “project,” “potential,” “continue,” “target” and similar words or expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management's current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, risks associated with: Oncorus’ ability to successfully demonstrate the safety, tolerability and efficacy of its product candidates and obtain regulatory approval thereof; the adequacy of Oncorus’ existing capital resources and availability of financing on commercially reasonable terms; Oncorus’ ability to obtain the requisite components for its product candidates manufactured in accordance with regulatory requirements; the expansion of Oncorus’ in-house manufacturing capabilities; the impact of COVID-19 on Oncorus’ operations and the timing and anticipated results of its ongoing and planned clinical trials; the accuracy of the Oncorus’ estimates regarding expenses, future revenue, capital requirements and needs for additional financing; and Oncorus’ ability to obtain, maintain and protect its intellectual property. These and other risks and uncertainties are described in greater detail in the section entitled "Risk Factors" in Oncorus’ Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission (“SEC”) on March 9, 2022, and Oncorus’ Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 4, 2022, and Oncorus’ Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, to be filed with the SEC on or about August 4, 2022, as well as discussions of potential risks, uncertainties, and other important factors in the other filings that Oncorus makes with the Securities and Exchange Commission from time to time. These documents are available under the “SEC filings” page of the Investors section of Oncorus’ website at http://investors.oncorus.com. Any forward-looking statements represent Oncorus’ views only as of the date of this press release and should not be relied upon as representing its views as of any subsequent date. Oncorus explicitly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

Investor Contact:

Stern Investor Relations

Julie Seidel

Julie.seidel@sternir.com

Oncorus, Inc. Condensed Consolidated Statements of Operations and Comprehensive Loss (in thousands, except share and per share data) (Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Operating expenses:
Research and development	$12,480	$10,660	$24,949	$19,107
General and administrative	6,161	4,889	11,510	9,111
Total operating expenses	18,641	15,549	36,459	28,218
Loss from operations	(18,194)	(15,549)	(36,459)	(28,218)
Other income (expense):
Other expense	(33)	-	(71)	-
Interest expense	(591)	-	(591)	-
Interest income	174	21	250	27
Total other income (expense), net	(450)	21	(412)	27
Net loss	$(19,091)	$(15,528)	$(36,871)	$(28,191)
Comprehensive loss:
Net unrealized loss on investments	(1)	-	(41)	-
Comprehensive loss	$(19,092)	$(15,528)	$(36,912)	$(28,191)
Net loss per share - basic and diluted	$(0.74)	$(0.60)	$(1.43)	$(1.13)
Weighted-average number of common shares	25,883	25,684	25,874	24,851

Oncorus, Inc.
Selected Condensed Consolidated Balance Sheet Data
(in thousands)
(Unaudited)
	June 30, 2022	December 31, 2021
Cash and cash equivalents	$84,797	$100,752
Investments	15,442	23,173
Working capital (1)	86,748	108,136
Right-of-use asset	39,673	45,218
Total assets	182,540	201,587
Debt, net of debt discount and issuance fees	19,078	-
Long term lease liability	49,269	50,388
Total liabilities	84,532	71,565
Total stockholders' equity	98,008	130,022

(1) Working capital is defined as current assets less current liabilities